UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 9, 2024
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2024, our Annual Meeting of Shareholders was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Kimberly A. Casiano	4,502,167,470	187,221,045	23,330,725	945,738,196
Alexandra Ford English	4,456,099,146	236,648,641	19,971,453	945,738,196
James D. Farley, Jr.	4,586,260,417	105,320,049	21,138,774	945,738,196
Henry Ford III	4,302,225,554	391,768,878	18,724,808	945,738,196
William Clay Ford, Jr.	4,056,604,454	638,752,197	17,362,589	945,738,196
William W. Helman IV	4,506,674,209	181,188,086	24,856,945	945,738,196
Jon M. Huntsman, Jr.	4,423,883,330	265,569,393	23,266,517	945,738,196
William E. Kennard	3,854,493,216	831,839,222	26,386,802	945,738,196
John C. May	4,519,868,745	166,233,660	26,616,835	945,738,196
Beth E. Mooney	4,524,493,885	163,538,942	24,686,413	945,738,196
Lynn Vojvodich Radakovich	4,496,276,578	193,127,779	23,314,883	945,738,196
John L. Thornton	4,450,825,124	237,319,270	24,574,846	945,738,196
John B. Veihmeyer	4,518,578,547	168,847,136	25,293,557	945,738,196
John S. Weinberg	4,516,033,584	170,774,808	25,910,848	945,738,196

Proposal Two: Ratification of the Selection of the Independent Registered Public Accounting Firm.  A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2024 was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
5,506,982,721	126,729,755	24,744,960	0

Proposal Three: Relating to an Advisory Vote by Shareholders to Approve the Compensation of the Named Executives. A proposal relating to a shareholder non-binding advisory vote to approve the compensation of the Named Executives (“say on pay”) was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
4,352,314,256	331,784,343	28,620,641	945,738,196

Proposal Four: Relating to Approval of the Company’s 2024 Stock Plan for Non-Employee Directors. A proposal relating to the approval of the Company’s 2024 Stock Plan for Non-Employee Directors was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
4,523,751,363	164,001,224	24,966,653	945,738,196

Proposal Five: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
1,794,837,533	2,894,375,732	23,505,975	945,738,196

Proposal Six: Relating to Disclosure of the Company’s Reliance on Child Labor Outside of the United States. A proposal relating to disclosure of the Company’s reliance on child labor outside the United States was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
262,621,495	4,403,120,660	46,977,085	945,738,196

Proposal Seven: Relating to Reporting on the Company’s Supply Chain Transparency and Traceability. A proposal relating to reporting on the Company’s supply chain transparency and traceability was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
308,296,271	4,366,729,662	37,693,307	945,738,196

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 14, 2024	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary